Exhibit No. (23)

INDEPENDENT AUDITORS’ CONSENT

To Kimberly-Clark Corporation, its Directors and Stockholders:

We consent to the incorporation by reference in Kimberly-Clark Corporation’s Registration Statements on Form S-8 (Nos. 33-49050, 33-58402, 33-64063, 33-64689, 333-02607, 333-06996, 333-17367, 333-38385, 333-43647, 333-71661, 333-85099, 333-94139, 333-51922, 333-61010, 333-62358, 333-89314 and 333-104099) and on Form S-3 No. 333-105990 of our report dated February 11, 2004 appearing in this Annual Report on Form 10-K of Kimberly-Clark Corporation.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Dallas, Texas

February 26, 2004